                                                                    Exhibit 11.1

                               COGNOS INCORPORATED

                        Computation of Earnings Per Share
      in accordance with Canadian Generally Accepted Accounting Principles
                         (US$000s, except share amounts)


                                                                                       Year Ended
                                                                ---------------------------------------------------------
                                                                    February 28,        February 29,        February 28,
                                                                            2001                2000                1999
                                                                -----------------    ----------------     ---------------

Basic
Net income.................................................             $62,736             $54,542             $58,122
                                                                         ======              ======              ======

Weighted average number of shares
   outstanding (1).........................................              87,324              85,972              87,416
                                                                         ======              ======              ======

Net income per share (1)...................................               $0.72               $0.63               $0.66
                                                                           ====                ====                ====

Fully diluted
Net income.................................................             $62,736             $54,542             $58,122
Add imputed interest on options (net of tax)...............               2,496               2,941               2,571
                                                                         ------              ------              ------

Adjusted net income........................................             $65,232             $57,483             $60,693
                                                                         ======              ======              ======

Weighted average number of shares (1)......................              87,324              85,972              87,416
Add share options (1)......................................               5,171               6,110               5,988
                                                                         ------              ------              ------

Fully diluted weighted average number
     of shares (1).........................................              92,495              92,082              93,404
                                                                         ======              ======              ======

Fully diluted net income per share (1).....................               $0.71               $0.62               $0.65
                                                                           ====                ====                ====

(1) Reflects the two-for-one stock split authorized April 6, 2000.

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